UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

PAW SPA, INC.
(Name of Registrant As Specified In Charter)
______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

PAW SPA, INC.
1921 Denver West Court, Suite 2022
Golden, Colorado 80401

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on April 24, 2009 (the “Record Date”), of shares of the common stock with voting power of Paw Spa, Inc., a Nevada corporation (the “Company”), that our Board of Directors and a majority shareholder of approximately 86.84% of our common stock with voting power as of the Record Date have giving written consent as of April 24, 2009, to approve the following:

To amend the Company’s Articles of Incorporation to change the Company’s name to “Iconic Brands, Inc.”

These actions were approved on April 24, 2009, by our Board of Directors and a shareholder who holds a majority of our issued and outstanding voting securities.  We anticipate an effective date of May 25, 2009, or as soon thereafter as practicable in accordance applicable law, including the Nevada General Corporation Law (“NGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the NGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about May 4, 2009.

Please feel free to call us at (303) 278-0207 should you have any questions on the enclosed Information Statement.

Date: April 24, 2009	For the Board of Directors of PAW SPA, INC.

	By:	/s/ Edd Cockerill
Edd Cockerill
Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

PAW SPA, INC.
1921 Denver West Court, Suite 2022
Golden, Colorado 80401

INFORMATION STATEMENT
(Preliminary)

April 24, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.00001 per share (the “Common Stock”), of Paw Spa, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about April 24, 2009, the Company received written consents in lieu of a meeting of Stockholders from one holder of 5,000,000 shares representing approximately 86.84% of the total 5,757,900 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to amend our Articles of Incorporation to change our corporate name to “Iconic Brands, Inc.” (the “Name Change”). Accordingly, your consent is not required and is not being solicited in connection with the approval.

On April 24, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on April 24, 2009, the Company had 5,757,900 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On April 24, 2009, the holder of 5,000,000 shares (or approximately 86.84% of the 5,757,900 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions. As the actions were approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The NGCL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NGCL, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 5,757,900 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting Majority Stockholder is the record and beneficial owners of a total of 5,000,000 shares of the Company’s common stock, which represents approximately 86.84% of the total number of voting shares. The consenting Majority Stockholder voted in favor of the actions described herein in a written consent, dated April 24, 2009. No consideration was paid for the consent. The consenting stockholder’ name, affiliation with the Company and beneficial holdings are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Edd Cockerill	President & Chairman of the Board of Directors	5,000,000	86.84%

Total		5,000,000	86.84%

ACTION: TO CHANGE THE COMPANY’S NAME TO “ICONIC BRANDS, INC.”

On April 24, 2009, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name to “Iconic Brands, Inc.” to more accurately reflect our business operations. The Majority Stockholder approved the Restated Articles pursuant to a written consent dated as of April 24, 2009. The proposed Restated Articles is attached hereto as Appendix A. The Restated Articles effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The Restated Articles have been adopted to facilitate and effectuate a certain proposed merger transaction (the “Merger Transaction”) which is described as follows.

On February 16, 2008, we entered into a binding letter of intent (“LOI”) with Harbrew Imports Ltd. (“Harbrew”).  Pursuant to the LOI, we will merge with Harbrew and Harbrew’s business will become our main operations. Harbrew is in the business of importing and wholesaling Spirits, Wine and Beer to distributors on a national basis and to retail licensees both on and off premise in New York, through a wholesale license.

Following the intended change of control of our Company and proposed reverse acquisition of Harbrew effected by the Merger Transaction, our Board of Directors has determined that the change of our name to “Iconic Brands, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described above and on the Form 8-k filed on February 25, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on April 24, 2009 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Shares Owned Number	Percentage (2)
Edd Cockerill	5,000,000	86.84%
All Directors and Officers as a Group (1 person)	5,000,000	86.84%

(1)	The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

(2)	Based on 5,757,900 shares of common stock outstanding as of April 24, 2009.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 25, 2009.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 25, 2009, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about May 4, 2009 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: April 24, 2009	For the Board of Directors of PAW SPA, INC.

	By:	/s/ Edd Cockerill
Edd Cockerill
Chief Executive Officer and Director

EXHIBIT 1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
Pursuant to NRS 78.385 and 78.390 - (After issuance of Stock)

1. Name of the corporation:
Paw Spa, Inc.

2. The articles have been amended as follows (provide article number if available):
The Board of Directors has authorized and approved the corporation changing its name to ICONIC BRANDS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:    86.84% or 5,000,000 shares

4. Effective date of filing (optional):

5. Officer signature (required): X /s/

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees